CHICAGO                          FIRSTAR CENTER                    SACRAMENTO
DENVER                      777 EAST WISCONSIN AVENUE               SAN DIEGO
JACKSONVILLE             MILWAUKEE, WISCONSIN 53202-5367        SAN FRANCISCO
LOS ANGELES                  TELEPHONE (414) 271-2400             TALLAHASSEE
MADISON                      FACSIMILE (414) 297-4900                   TAMPA
MILWAUKEE                                                    WASHINGTON, D.C.
ORLANDO                                                       WEST PALM BEACH

                               September 28, 1998


Prudent Bear Funds, Inc.
8140 Walnut Hill Lane
Suite 405
Dallas, TX 75231


Gentlemen:

                  We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Prudent Bear Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration
Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

                  Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                                       Very truly yours,

                                                       /s/ Foley & Larnder

                                                       Foley & Lardner